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                                                                Exhibit 23.3


                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial Data," and "Selected Consolidated Financial Data" and to the use of our report dated June 6, 1996, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-05507) and related Prospectus of National Processing, Inc., for the registration of 7,475,000 shares of its Common Stock.


                                        ERNST & YOUNG LLP

Cleveland, Ohio
August 7, 1996